UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2023

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2023, Tammy Reilly notified Sorrento Therapeutics, Inc. (the “Company”) that she was resigning from the Board of Directors of the Company (the “Board”), effective immediately. Ms. Reilly informed the Company that her resignation was due to concerns regarding the Company’s Chief Restructuring Officer’s continued lack of communication with the Board on decisions made and the general operating of the Company and changes in the Company’s directors’ and officers’ insurance policy without Board input. A copy of Ms. Reilly’s letter of resignation is attached hereto as Exhibit 17.1.

The Company has provided Ms. Reilly with a copy of the disclosures in this Form 8-K and the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees with the statements made by the Company in response to this Item 5.02 and if not, stating the respects in which she does not agree. Upon the receipt of any such letter from Ms. Reilly, the Company will file any such letter as an exhibit to an amendment to this Form 8-K, no later than two business days after it is received.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

17.1	Ms. Reilly Resignation Letter, dated October 25, 2023.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 27, 2023	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer